Exhibit 99.1

AEO Inc. Announces COVID-19 Actions

March 17, 2020

Temporarily Closes all American Eagle and Aerie stores across the United States and Canada

PITTSBURGH--(BUSINESS WIRE)-- American Eagle Outfitters, Inc. (NYSE:AEO) today announced that in order to protect its people and communities it is temporarily closing all of its American Eagle and Aerie stores in the United States and Canada effective end of day March 17, 2020. This is in response to the continued spread of COVID-19 and the guidance of government and public health officials. The closures will remain in place until at least March 27, 2020 and all store associates will be compensated for scheduled time during that period. Online shopping via ae.com, aerie.com and through the AE/Aerie app will continue to operate as normal.

“At AEO, above all else—our people come first. With that in mind, we have made the decision to temporarily close our American Eagle and Aerie stores to ensure that we are doing our part to safeguard our communities,” commented Jay Schottenstein, Executive Chairman of the Board and Chief Executive Officer. “The safety and well-being of our associates, customers, and partners around the world remain our priority. I recognize the days ahead will be challenging, but we remain true to the very heart of our purpose—optimism. We will continue to serve our customers with an exceptional experience through our strong digital channel.”

AEO is also taking the following steps to support its associates: working from home; staggered work schedules for in-office requirements to facilitate social distancing; and implementing enhanced sanitization and deep cleaning of operated facilities.

Through the AEO Foundation, the company has established a Relief Fund to provide additional assistance to associates affected by COVID-19.

In addition, AEO announced that it is withdrawing the first quarter 2020 guidance issued on March 4, 2020, as management expects store closures and the impact of COVID-19 to have a material adverse impact on financial results. AEO ended fiscal 2019 with $417 million in cash and short-term investments and no debt and has recently drawn $330 million on its revolving credit facility to further bolster near-term liquidity.

For information and regular updates as AEO continues to assess the rapidly evolving situation, visit www.aeo-inc.com.

About American Eagle Outfitters, Inc..

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates more than 1,000 stores in the United States, Canada, Mexico and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 25 countries. For more information, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including statements regarding COVID-19. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 and in any subsequently-filed Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; public health crises (including the COVID-19 pandemic); and changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.